Exhibit 99.1

Tangoe, Inc. Announces Third Quarter 2011 Financial Results

•                  Total revenue of $27.3 million, up 59% year-over-year

•                  GAAP operating loss of $0.4 million; non-GAAP operating income of $3.0 million, up 94% year-over-year

•                  GAAP net loss of $1.9 million; non-GAAP net income of $2.5 million

•                  Adjusted EBITDA of $3.3 million, up 83% year-over-year

Orange, Conn., November 8, 2011 — Tangoe, Inc. (NASDAQ: TNGO), a leading global provider of Communications Lifecycle Management (“CLM”) software and related services, today announced financial results for its third quarter ended September 30, 2011.

“We are pleased with the company’s third quarter performance, which led to revenue and profitability that were above the high-end of our guidance,” stated Albert Subbloie, president and CEO of Tangoe. “We believe demand for CLM solutions remains strong, and Tangoe continues to execute our growth strategy through new customer additions, expansion with our existing customers and traction with our strategic alliance partners.”

Subbloie added, “Our strategy of driving strong organic growth that is complemented by strategic acquisitions is proving successful.  With a much stronger balance sheet, Tangoe has enhanced its ability to execute this growth strategy and capitalize on the multi-billion dollar CLM opportunity.”

Third Quarter 2011 Financial Highlights

•                  Revenue: Total revenue for the third quarter was $27.3 million, an increase of 59% on a year-over-year basis. Recurring technology and services revenue was $24.5 million, an increase of 68% on a year-over-year basis. Strategic consulting, licenses and other services contributed the remaining $2.8 million of total revenue for the third quarter of 2011.

•                  Operating Income (Loss): GAAP operating loss for the third quarter was $0.4 million, compared to income of $0.4 million for the third quarter of 2010.  Non-GAAP operating income was $3.0 million, an increase of 94% compared to $1.5 million for the third quarter of 2010.

•                  Net Income (Loss): GAAP net loss for the third quarter was $1.9 million, compared to a $0.1 million net loss for the same period last year. GAAP loss per share for the third quarter was $0.10 after deducting dividends and accretion related to our preferred stock, based on 22.8 million weighted-average shares outstanding, compared to a loss per share of $0.24 based on 4.4 million weighted-average shares outstanding for the same period last year.

Non-GAAP net income for the third quarter was $2.5 million, up 166% compared to $0.9 million for the third quarter of 2010. Non-GAAP net income per share for the third quarter was $0.07 based on 35.1 million weighted-average diluted shares outstanding, compared to $0.03 per share based on 29.0 million weighted-average diluted shares outstanding for the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the third quarter was $3.3 million, an increase of 83% compared to $1.8 million for the third quarter of 2010. Adjusted EBITDA margin was 12.2% for the third quarter of 2011, an increase compared to a 10.6% margin for the same period last year.

•                  Cash and Cash Flow: As of September 30, 2011, Tangoe had cash and cash equivalents of $52.5 million, an increase from $9.0 million from the end of the prior quarter due primarily to proceeds generated from the company’s initial public offering.

The company generated $1.7 million in cash from operations for the quarter, contributing to a total of $5.3 million in cash from operations for the first nine months of 2011, up 148% as compared to the first nine months of 2010.  The company generated $2.1 million in unlevered free cash flow for the quarter, contributing to a total of $6.2 million in unlevered free cash flow for the first nine months of 2011, up 92% as compared to the first nine months of 2010.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

As of November 8, 2011, Tangoe is providing guidance for its fourth quarter and full year 2011 as follows:

•                  Fourth Quarter 2011 Guidance: Total revenue is expected to be in the range of $27.5 million to $27.9 million. Adjusted EBITDA is expected to be in the range of $3.2 million to $3.4 million. Non-GAAP EPS is expected to be approximately $0.07 based on 38.5 million weighted-average diluted shares outstanding.

•                  Full Year 2011 Guidance: Total revenue is expected to be in the range of $103.2 million to $103.6 million. Adjusted EBITDA is expected to be in the range of $12.2 million to $12.4 million. Non-GAAP EPS is expected to be approximately $0.25 based on 33.7 million weighted-average diluted shares outstanding.

Quarterly Conference Call

Tangoe will host a conference call today at 5:00 p.m. EDT to review the Company’s financial results for the third quarter and guidance for the remainder of fiscal 2011. To access this call, dial 800.946.0708 (United States), or 719.457.2655 (international), with conference ID # 7596431. A live webcast of the conference call will be accessible from the investor relations page of Tangoe’s website at http://investor.tangoe.com/, and a recording will be archived and accessible at http://investor.tangoe.com/events.cfm. A recording of this conference call will also be available through November 22, 2011, by dialing 877.870.5176 (United States), or 858.384.5517 (international). The recording access code is 7596431.

About Tangoe

Tangoe is a leading global provider of Communications Lifecycle Management (CLM) software and services to a wide range of global enterprises. CLM encompasses the entire lifecycle of an enterprise’s communications assets and services, including planning and sourcing, procurement and provisioning, inventory and usage management, invoice processing, expense allocation and accounting and asset decommissioning and disposal. Tangoe’s Communications Management Platform (CMP) is an on-demand suite of software designed to manage and optimize the complex processes and expenses associated with this lifecycle for both fixed and mobile communications assets and services. Tangoe’s customers can also manage their communications assets and services by engaging Tangoe’s client service group.

Additional information about Tangoe can be found at www.tangoe.com. Tangoe is a registered trademark of Tangoe, Inc.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net income (loss) plus interest expense, income tax provision, depreciation and amortization, restructuring charge, stock-based compensation expense and decrease (increase) in fair value of warrants for redeemable convertible preferred stock less interest income and other income.  Non-GAAP operating income excludes stock-based compensation expenses, restructuring charge and amortization of intangible assets and deferred financing costs.  Non-GAAP net income excludes stock-based compensation expenses, amortization of intangible assets and deferred financing costs, restructuring charge and decrease (increase) in fair value of warrants for redeemable convertible preferred stock.  Unlevered free cash flow is defined as net cash provided by operating activities plus net interest payments and IPO related expense payments less capital expenditures. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would”, similar and “target” expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about, our estimates regarding future revenue and financial performance.  We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on September 9, 2011. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission.  We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

TANGOE, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011

Revenue:
Recurring technology and services	$14,570	$24,456	$41,721	$67,893
Strategic consulting, software licenses and other	2,568	2,856	8,077	7,807
Total revenue	17,138	27,312	49,798	75,700

Cost of revenue:
Recurring technology and services	6,720	11,926	19,177	32,391
Strategic consulting, software licenses and other	892	1,142	2,880	3,659
Total cost of revenue	7,612	13,068	22,057	36,050

Gross profit	9,526	14,244	27,741	39,650

Operating expenses:
Sales and marketing	3,041	4,113	8,866	11,774
General and administrative	2,849	4,683	8,248	12,855
Research and development	2,330	3,023	6,902	8,718
Depreciation and amortization	860	1,249	2,610	3,380
Restructuring charge	—	1,549	—	1,549
Income (loss) from operations	446	(373)	1,115	1,374

Other income (expense), net
Interest expense	(525)	(1,427)	(1,601)	(2,863)
Interest income	2	14	15	21
Decrease (increase) in fair value of warrants for redeemable convertible preferred stock	42	19	(561)	(1,996)
Loss before income tax provision	(35)	(1,767)	(1,032)	(3,464)
Income tax provision	68	88	181	394
Net loss	(103)	(1,855)	(1,213)	(3,858)
Preferred dividends	(928)	(310)	(2,785)	(2,168)
Accretion of redeemable convertible preferred stock	(16)	(5)	(48)	(37)
Loss applicable to common stockholders	$(1,047)	$(2,170)	$(4,046)	$(6,063)

Basic and diluted loss per common share	$(0.24)	$(0.10)	$(0.93)	$(0.56)
Basic and diluted weighted average common shares outstanding	4,402	22,769	4,361	10,831

TANGOE, INC.

Consolidated Balance Sheets

(in thousands)

	December 31,	September 30,
	2010	2011
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,913	$52,521
Accounts receivable, net	14,295	24,405
Prepaid expenses and other current assets	1,395	2,098
Total current assets	21,603	79,024
COMPUTERS, FURNITURE AND EQUIPMENT-NET	1,795	2,578

OTHER ASSETS:
Intangible assets-net	15,785	20,910
Goodwill	17,636	22,893
Security deposits and other non-current assets	1,925	1,070
TOTAL ASSETS	$58,744	$126,475

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,303	$6,439
Accrued expenses	3,364	4,961
Deferred revenue-current portion	8,304	9,252
Notes payable-current portion	6,345	3,558
Other current liabilities	—	766
Total current liabilities	21,316	24,976

OTHER LIABILITIES:
Deferred rent and other non-current liabilities	3,099	1,629
Deferred revenue-less current portion	1,788	2,483
Notes payable-less current portion	11,777	3,762
Warrants for redeemable convertible preferred stock	1,345	—
Total liabilities	39,325	32,850

REDEEMABLE CONVERTIBLE PREFERRED STOCK	61,441	—

COMMITMENT AND CONTINGENCIES

STOCKHOLDERS’ (DEFICIT) EQUITY
Preferred Stock	366	—
Common stock	—	3
Additional paid-in capital	7,317	140,838
Warrants for common stock	2,022	10,610
Less: notes receivable for purchase of common stock	(93)	(93)
Accumulated deficit	(51,635)	(57,698)
Other comprehensive income (loss)	1	(35)
Total stockholders’ (deficit) equity	(42,022)	93,625
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$58,744	$126,475

TANGOE, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Nine Months Ended September 30,
	2010	2011
Operating activities:
Net loss	$(1,213)	$(3,858)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of debt discount	71	1,181
Depreciation and amortization	2,610	3,380
Restructuring charge	—	1,549
Decrease in deferred rent liability	(383)	(101)
Amortization of marketing agreement intangible assets	13	65
Allowance for doubtful accounts	32	23
Deferred income taxes	143	221
Stock based compensation	1,168	2,664
Increase in fair value of warrants for redeemable convertible preferred stock	561	1,996
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(2,396)	(5,831)
Prepaid expenses and other assets	1	86
Other assets	(613)	(327)
Accounts payable	569	3,189
Accrued expenses	416	(364)
Deferred revenue	1,164	1,438
Net cash provided by operating activities	2,143	5,311
Investing activities:
Purchases of computers, furniture and equipment	(319)	(482)
Cash paid in connection with acquisitions	—	(8,166)
Net cash used in investing activities	(319)	(8,648)
Financing activities:
Repayment of debt	(3,646)	(37,715)
Borrowings of debt	—	20,000
Proceeds from initial public offering, net of issuance costs	—	66,998
Proceeds from warrant exercises	—	182
Deferred financing costs	—	(170)
Proceeds from exercise of options	51	650
Net cash (used in) provided by financing activities	(3,595)	49,945

Net (decrease) increase in cash and cash equivalents	(1,771)	46,608
Cash and cash equivalents, beginning of period	6,163	5,913
Cash and cash equivalents, end of period	$4,392	$52,521

TANGOE, Inc.

Calculation of Non-GAAP Operating Income (Loss) (Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,
	2010	2011	2010	2011
Income (loss) from operations	$446	$(373)	$1,115	$1,374

Add:
Stock based compensation	509	897	1,168	2,664
Restructuring charge	—	1,549	—	1,549
Amortization of intangibles	565	757	1,723	2,159
Amortization of deferred financing costs	20	153	83	227

Non-GAAP income from operations	$1,540	$2,983	$4,089	$7,973

TANGOE, Inc.

Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,
	2010	2011	2010	2011
Net loss	$(103)	$(1,855)	$(1,213)	$(3,858)
Interest expense	525	1,427	1,601	2,863
Interest income	(2)	(14)	(15)	(21)
Income tax provision	68	88	181	394
Depreciation and amortization	860	1,249	2,610	3,380
Stock based compensation expense	509	897	1,168	2,664
Restructuring charge	—	1,549	—	1,549
(Decrease) increase in fair value of warrants for redeemable convertible preferred stock	(42)	(19)	561	1,996

Adjusted EBITDA	$1,815	$3,322	$4,893	$8,967

TANGOE, Inc.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,
	2010	2011	2010	2011
Net loss	$(103)	$(1,855)	$(1,213)	$(3,858)

Add:
Stock based compensation	509	897	1,168	2,664
Restructuring charge	—	1,549	—	1,549
Amortization of intangibles	565	757	1,723	2,159
Amortization of deferred financing costs	20	153	83	227
(Decrease) Increase in fair value of warrants for redeemable convertible preferred stock	(42)	(19)	561	1,996
Orix loan repayment fee	—	400	—	400
Term loan debt discount	—	641	—	641

Non-GAAP net income	$949	$2,523	$2,322	$5,778

Non-GAAP net income per share: diluted	$0.03	$0.07	$0.08	$0.18

Fully diluted weighted average shares outstanding	29,022	35,124	28,750	31,640

TANGOE, Inc.

Calculation of Unlevered Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,
	2010	2011	2010	2011
Net cash provided by operating activities	$1,783	$1,733	$2,143	$5,311

Add:
Interest payments, net	544	627	1,607	1,600
IPO Expense payments	281	—	351	466

Subtract:
Capital Expenditures	349	306	857	1,148
Unlevered Free Cash Flow	$2,259	$2,054	$3,244	$6,229

Investor Contact:

Seth Potter

ICR

512.344.0277

ir@tangoe.com

Media Contact:

Kristin Conforti

PAN Communications, Inc.

617.502.4300

tangoe@pancomm.com